Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-267504, 333-248820, 333-230445, 333-182902, 333-168483, 333-168481, 333-164939, 333-160532, 333-145290, 333-127911, 333-114017 and 333-49896), and Form S-1 (File Nos. 333-234712, 333-201334, 333-219589 and 333-278188) of Aethlon Medical, Inc. (the “Company”) of our report dated June 26, 2025, relating to the consolidated financial statements as of March 31, 2025 and for the year then ended, which appears in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. Our report also relates to the adjustments described in Note 4 to the consolidated financial statements that were applied retroactively to reflect the June 9, 2025 one-for-eight reverse stock split, as well as the comparative disclosures for the adoption of new segment reporting requirements as described in Note 9 in the consolidated financial statements as of and for the year ended March 31, 2024.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

June 26, 2025